PROXY
1996 ANNUAL MEETING OF
HRE PROPERTIES

This Proxy is solicited on behalf of the Trustees of HRE Properties.

The undersigned hereby appoints RAYMOND P. ARGILA and JAMES R. MOORE, or either of them with full power of substitution to each, proxies to vote and act at the Annual Meeting of Shareholders of HRE Properties to be held on March 13, 1996 at 11:00 a.m. at the Doral Arrowwood Conference Center, Rye Brook, New York and at any adjournments thereof, upon and with respect to the number of Common Shares of HRE Properties as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes,to vote in such manner designated on the reverse side hereof on any matters which may come before the meeting, all as indicated in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. The undersigned hereby revokes any other proxy previously granted to vote the Common Shares for said meeting.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES TO WHICH IT RELATES WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THE SHARES TO WHICH IT RELATES WILL BE VOTED FOR THE ELECTION OF THREE
TRUSTEES LISTED ON THE REVERSE SIDE, AGAINST PROPOSAL 2 AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON
ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY
ADJOURNMENT DEEMED DESIRABLE BY HRE PROPERTIES.

               (Continued and to be signed and dated on reverse side)
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Please mark box / / in blue or / / black ink.

1.   Election of three Trustees to serve for the ensuing three years:
     Nominees:  Peter Herrick, Paul D. Paganucci, James O. York

         FOR / /. . . . . . . . . . . .          WITHHOLD / /. . . . . . .        (INSTRUCTIONS:  To withhold authority
         all nominees listed above. . .         authority to vote for all          to vote for any individual
                                                nominees listed above.             nominee, write that nominee's name
                                                                                   in the space provided below.)
                                                                                   (except as marked to the
                                                                                   contrary to the right)


2.   To act upon a shareholder proposal as set forth in the accompanying Proxy Statement.

     FOR / /      . . . . . . . . . AGAINST / /                ABSTAIN / /

The Trustees unanimously recommend a vote AGAINST Proposal 2

In their discretion the Proxies are authorized to vote upon such other business as may properly come before this meeting.

ANY PROXY WHICH IS EXECUTED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES SHALL BE DEEMED TO GRANT SUCH AUTHORITY OR IF NO DIRECTION IS MADE SHALL BE DEEMED A VOTE FOR.

(Please sign exactly as your name(s) appear hereon.  When signing as attorney, executor, administrator, trustee or guardian, please sign your full title as such.  If signer is a corporation, please sign in full corporate name by authorized officer.  If signer is a partnership,please sign in partnership name by authorized person.  Each joint owner should sign.)


                                         Dated:_________________

                                         ________________________
                                         Signature of Shareholder

                                         _________________________
                                         Signature if held jointly


                                   Votes must be indicated (X) in Black or Blue ink.


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